Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (File No. 333-198051) on Form S-3 of GreenHunter Resources, Inc. of our report dated March 31, 2014, except for Note 16, as to which the date is August 20, 2014, relating to our audit of the consolidated financial statements of GreenHunter Resources, Inc. as of and for the year ended December 31, 2013, included in this Current Report on Form 8-K.

/s/ Hein & Associates LLP

Dallas, Texas

August 20, 2014